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                                                                      EXHIBIT 99

[LOGO]                                          FOR IMMEDIATE RELEASE
                                                CONTACT: CONWAY G. IVY
                                                SENIOR VICE PRESIDENT, CORPORATE
                                                PLANNING AND DEVELOPMENT
                                                216-566-2102

                                      NEWS:
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            The Sherwin-Williams Company - 101 Prospect Avenue, N.W.,
                     Cleveland, Ohio 44115 - (216) 566-2140

CLEVELAND, OHIO, January 24, 2005 - The Sherwin-Williams Company (NYSE: SHW), due to a number of investor inquiries, is clarifying its previous press release of January 19, 2005 in which the Company updated its expectations for the fourth quarter and year 2004 which were last announced on October 21, 2004. The Company is also providing its earnings expectations for the full year 2005.

Net sales for the fourth quarter increased 16.7 percent to $1.5 billion due primarily to better-than-expected domestic and foreign sales volume and 2004 acquisitions. The previous expectation for net sales in the fourth quarter had been an increase in the low double digits versus last year's fourth quarter. Net sales for the year 2004 increased 13.1 percent to $6.1 billion. Diluted net income per common share is expected to be $.57 per share for the fourth quarter and $2.72 per share for the year 2004. The previous expectation of diluted net income per common share for the fourth quarter of 2004 was in the range of $.48 to $.52 per share while the previous expectation for the year 2004 was in the range of $2.62 to $2.66.

The Company's earnings were favorably impacted by a one-time special 2.0 percent reduction in the annual effective tax rate due to the effects of The American Jobs Creation Act of 2004 that increased fourth quarter 2004 diluted net income per common share over previous Company expectations by approximately $.08 per share. In the fourth quarter 2004, sharply rising raw material costs were only partially offset by better-than-expected sales volume and an additional reduction in the annual effective tax rate due primarily to improved foreign operations (which was previously considered in fourth quarter and full year 2004 expectations).

The Company expects its diluted net income per common share for the year 2005 will be in the range of $3.00 to $3.10 per share. The Company will release its full financial results for the fourth quarter and year 2004 and conduct its regularly scheduled conference call on February 3, 2005.

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         The Sherwin-Williams Company, founded in 1866, is one of the world's leading companies engaged in the manufacture, distribution and sale of coatings and related products to professional, industrial, commercial and retail customers.

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This press release contains certain "forward-looking statements," as defined under U.S. federal securities laws, with respect to sales, earnings and other matters. These forward-looking statements are based upon management's current expectations, estimates, assumptions and beliefs concerning future events and conditions. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, that could cause actual results to differ materially from such statements and from the Company's historical results and experience. These risks, uncertainties and other factors include such things as: general business conditions, strengths of retail and manufacturing economies and the growth in the coatings industry; changes in the Company's relationships with customers and suppliers; changes in raw material availability and pricing; unusual weather conditions; and other risks, uncertainties and factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.